                                  EXHIBIT 21.1


                          SUBSIDIARIES OF MOSAIX, INC.






SUBSIDIARY NAME              OWNERSHIP PERCENTAGE           JURISDICTION
---------------              --------------------           ------------

CALEO SOFTWARE, INC.                100%                     GEORGIA

MOSAIX FSC, INC.                    100%                     GUAM

VIEWSTAR CORPORATION                100%                     CALIFORNIA

MOSAIX LIMITED                      100%                     UNITED KINGDOM